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                                 EXHIBIT 10.8


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                              EMPLOYMENT AGREEMENT
                                 BY AND BETWEEN
                          UNITED PETROLEUM CORPORATION
                                       AND
                                 MICHAEL THOMAS

         THIS EMPLOYMENT AGREEMENT (the "Agreement") is made and entered into as of September 18, 1996 by and between UNITED PETROLEUM CORPORATION, a Delaware corporation (the "Company"), and MICHAEL THOMAS ("Employee").

         WHEREAS, the Company and Employee desire to enter into this Agreement to assure the Company of the services of Employee and to set forth the respective rights and duties of the parties hereto;

         WHEREAS, the Company (a) is presently in the business of oil and gas production distribution and marketing and (b) intends to invest its available resources in one or more new business ventures, (such activities, present and future, being hereinafter referred to as the "Business");

         NOW, THEREFORE, in consideration of the premises and the mutual covenants, terms and conditions set forth herein, the Company and Employee agree as follows:

                                    ARTICLE I

                                   Employment

         1.1 Employment and Title. The Company hereby employs Employee, and Employee hereby accepts such employment, as President and Chief Executive Officer of the Company, all upon the terms and conditions set forth herein.

         1.2 Services.

         (a) During the Term (as hereinafter defined) hereof, Employee agrees to perform diligently and in good faith the duties of President and Chief Executive Officer of the Company under the direction of the Board of Directors of the Company (the "Board of Directors") or the Executive Committee of the Board of Directors (the "Executive Committee"). Employee agrees to use his best efforts for the benefit of the Company. The Company acknowledges that Employee is, and has been, involved in various projects and activities (i.e. Mike Thomas Racing), some of which provide indirect benefit to the Company. The Company further acknowledges that such projects and activities have not adversely affected Employee's performance of his duties and responsibilities; and nothing herein shall restrict or prohibit Employee's involvement in such projects and activities, provided that such projects and activities do not compete with, or unduly interfere with, in the sole discretion of the Executive Committee, Employee's duties and responsibilities hereunder. Employee shall be vested

                                      -1-


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                  with such authority as is generally commensurate with the
                  position of President and Chief Executive Officer of the Company, as further outlined below.

         (b) Employee shall be the person primarily responsible for insuring that the management of the Company operates within and institutes the various directives of the Board of Directors. Employee will work and consult with, as well as keep fully informed, the Chairman of the Executive Committee as to all pertinent aspects of the Company's planning, operations, and general businesses activities. As appropriate, Employee, in coordination with the Chairman of the Executive Committee, will communicate and report to the Executive Committee and the Board of Directors on a periodic basis as to all pertinent aspects of the Company's planning, operations, general business activities, industry developments, business prospects and other such information reasonably required by the Board of Directors to fulfill its duties to the Company's stockholders.

         1.3 Location. The principal place of employment and the location of Employee's principal office shall be in Knoxville, Tennessee; provided, however, Employee shall, when requested by the Board of Directors, or may, if he determines it to be reasonably necessary, temporarily perform outside of Knoxville, Tennessee such services as are reasonably required for the proper execution of his duties under this Agreement.

         1.4 Representations. Each party represents and warrants to the other that he/it has full power and authority to enter into and perform this Agreement and that his/its execution and performance of this Agreement shall not constitute a default under or breach of any of the terms of any agreement to which he/it is a party or under which he/it is bound. Each party represents that no consent or approval of any third party is required for his/its execution, delivery and performance of this Agreement or that all consents or approvals of any third party required for his/its execution, delivery and performance of this Agreement have been obtained.

         1.5 Sole Discretion. As the term "sole discretion" is used in this Agreement, unless otherwise defined, it will be interpreted as the exercise of reasonable discretion applying normal business practices to a contractual relationship between a company and its President and Chief Executive Officer.

                                   ARTICLE II

                                      Term

         2.1 Term. The term of Employee's employment hereunder (the "Term") shall commence as of the date hereof (the "Commencement Date") and shall continue through the of the contract year following the fifth anniversary of the Commencement Date (the "Scheduled Termination Date") unless earlier terminated pursuant to the provisions of this Agreement.




                                   ARTICLE III

                                  Compensation

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         3.1 Base Salary. As compensation for the services to be rendered by
Employee, the Company shall pay Employee, during the Term of this Agreement, an annual base salary of not less than Four Hundred Thousand Dollars ($400,000), which base salary shall accrue monthly (prorated for periods less than a month) and shall be paid in equal monthly installments, in arrears. The base salary will be adjusted annually for changes in the cost of living and will be reviewed annually, or, more frequently, as appropriate, by the Board of Directors or the Compensation Committee of the Board of Directors, as the case may be, in its sole discretion.

         3.2 Incentive Compensation. The Company may pay Employee, during the Term of this Agreement, a performance/incentive bonus which shall be based on the attainment of the annual sales and profits levels forth on Exhibit A, to be attached hereto upon completion, which have been prepared after review of a report and recommendations of an independent consultant.

         3.3 Non-qualified Stock Options. Upon the execution of this Agreement, and subject to the provisions of Section 3.6, the Company shall grant to Employee nonqualified options to acquire Five Hundred Thousand (500,000) shares of its common stock (the "Option Shares"), subject to the following terms and conditions:

The option price per Option Share will be equal to the fair market value of a share of Company common stock on the date of grant which, for purposes of this
Section 3.4, shall be the average of the bid and asked prices per share of Company common stock on the business day immediately preceding the effective date of this Agreement.

                  (b)      The Option Shares shall vest in full upon grant.

                  (c) The Option Shares shall expire (unless previously exercised in accordance with the terms of this
                           Section 3.4), on May 1, 2006. Vested Option Shares shall be exercisable by Employee, in whole or in part, on or before such expiration date by payment in full, in cash or by check, to the Company of the aggregate option price for the Option Shares so acquired.

         3.4   Additional Compensation

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                  (a)      Restricted Stock Grants. The Company may grant
                           Employee, during the Term of this Agreement,

                           unregistered shares of its Common Stock, which


                           grants, if any, shall be determined by the Board of Directors or the Compensation Committee of the Board of Directors, as the case may be, in its sole discretion.

                  (b) Fee for Guaranty of Company Obligations. The Company agrees to pay to Employee, annually, commencing on the anniversary of this Agreement, and on each anniversary date thereafter, an amount equal to one percent (1%) of the principal balance of all Company (inclusive of subsidiaries) obligations and/or debts for which he has executed a guaranty; which principal balance shall be determined as of the anniversary date of this Agreement in each subsequent year.

                  (b) Commissions. The Company will pay Employee a commission (payable in cash or in unregistered shares of its Common Stock, at the Employee's option) for each acquisition consummated by the Company or any Affiliate of the Company during the Term hereof. For purposes of this Section 3.5(b). The commissions shall be based upon the consideration (whether such consideration is in the form of cash, stock, notes, bonds, debentures, reserved production payments or other reserved interests or any other thing of value, or any combination of the foregoing) actually paid or agreed to be paid by the Company or any Affiliate of the Company in connection with an acquisition, shall be paid to Employee within sixty (60) days of the closing of the acquisition, and shall be in an amount of one and one-half percent (1.5%) of the total consideration. The term "Affiliate" as used in this Agreement includes any individual, corporation, partnership, trust, estate or other legal entity controlling, controlled by or under common control with the Company, with the concept of control in such context meaning the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of another, whether through the ownership or voting securities, by contract or otherwise, and shall also include any employee, officer, director, or agent of the Company acting for or in behalf of the Company.

                  (c) Overrides. The Company (and any Affiliate of the Company) will assign to Employee an overriding royalty interest of 1.5% (reduced proportionately in the event the Company or such Affiliate owns less than a 100% interest) of all the production of oil, gas and other hydrocarbon substances produced from any well drilled subsequent to the Commencement Date on lands covered by any oil and gas lease or oil, gas and mineral lease included in any producing and/or non-producing oil and/or gas properties acquired


                           during the Term hereof, the assignment with respect to any such lease to be in the form of Assignment of Overriding Royalty Interest attached hereto as Exhibit B and by this reference incorporated herein, properly completed with the name and address of the Assignor, the address of the Assignee and descriptions of the leases involved. The Company (and any Affiliate of the Company) will convey to Employee an interest of 1.5% (reduced proportionately in the event the Company or such Affiliate owns less than a

                                      -4-
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                           100% interest) of all the production of oil, gas and
                           other hydrocarbon substances produced from any well drilled subsequent to the Commencement Date on lands not covered by an oil and gas lease or oil, gas and mineral lease in which Employee is entitled to an overriding royalty interest pursuant to the next preceding sentence hereof but included in any producing and/or non-producing oil and/or gas properties acquired during the Term hereof, the deed with respect to any such interest to contain a special warranty of title and to be in a form customarily used in the oil and gas industry to convey royalty interests or mineral interests, as applicable, or to convey a portion of a production payment interest, net profits interest and like or similar interests. Each such assignment and deed will be made and delivered as soon as is practicable after the acquisition of the producing and/or non-producing oil and/or gas properties to be affected thereby.

         3.5 Effect of Changes in Capitalization.

                  (a) If the number of outstanding shares of common stock of the Company is increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of any merger, share exchange, consolidation, reorganization, recapitalization, reclassification, stock split, combination of shares, exchange of shares, stock dividend or other distribution payable in capital stock, or other increase or decrease in such shares effected without receipt of consideration by the Company, a proportionate and appropriate adjustment shall be made by the Company with respect to the number Option Shares then outstanding under
                           Section 3.4, so that the proportionate interest of Employee immediately following such event shall, to the extent practicable, be the same as immediately prior to such event. Any such adjustment in the number of Option Shares shall not change the


                           aggregate option price payable with respect to the then unexercised Option Shares, but shall include a corresponding proportionate adjustment in the option price per Option Share.

                  (b) Adjustments under this Section 3.6 relating to Option Shares or securities of the Company shall be made by the Board of Directors, whose determination in that respect shall be final and conclusive. No fractional shares or units of other securities shall be issued pursuant to any such adjustment, and any fractions resulting from any such adjustment shall be eliminated in each case by rounding upward to the nearest whole share or unit.

         3.6 Employee's Legal Fees. Employee may, and the Company has encouraged the Employee to, engage competent independent legal counsel for advice and guidance with respect to this Agreement, including, without limitation, advice as to the federal income tax consequences of this Article III. The Company shall reimburse Employee for all reasonable legal fees incurred by Employee in connection with the negotiation and execution of this Agreement. Further, during the term of this agreement, and any extension hereof, in the event an action is filed against Employee, individually, based upon allegations involving Employee's performance of his duties hereunder, the Company shall reimburse Employee for all reasonable legal fees incurred by Employee in defense thereof.

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         3.7 Relocation Costs. The Company agrees to reimburse Employee for reasonable moving expenses incurred by Employee in connection with any relocation required by the Company (including the costs of any temporary rental accommodations), subject to requirements for acceptable documentation and any applicable Internal Revenue Service reporting requirements. Such reimbursement shall include the Company's purchase of Employee's residence located in Knoxville, Tennessee as determined by the average of appraisals performed by two qualified appraisers, one selected by the Company and one selected by Employee.

         3.8 Benefits. Employee shall be entitled, during the Term hereof, to the same medical, hospital, dental and life insurance coverage and benefits as are available to the Company's most senior executive officers on the Commencement Date together with the following additional benefits.

                  (a) A Company automobile of a type, model and style satisfactory to Employee;

                  (b) Reimbursement of all operating expenses of the Company automobile;

                  (c) Comprehensive medical coverage, including dependent coverage, paid fully by the Company;

                  (d)      The Company shall purchase and maintain "Key Man"

                           Life insurance on Employee in an amount equal to the


                           aggregate balance of all Company obligations which the Employee has guaranteed plus $1,000,000, the beneficiary and owner of which shall be the Company;

                  (e) Long-term disability insurance in an amount, adjusted annually, equal to Employee's prior year base salary and incentive compensation, if any, excluding compensation earned through Company stock options or other securities; the beneficiary and owner of which policy shall be the Company, which agrees that it shall continue Employee's compensation so long as the Company receives payments or benefits from said policy, including continuation of said compensation beyond termination of this agreement;

                  (f)      All fees, dues and expenses at:

                           (i) one downtown Knoxville luncheon club of Employee's choice; and

                           (ii) a Knoxville, Tennessee Country Club of Employee's choice.

                  (g) The Company's normal vacation allowance for all employees who are executive officers of the Company, but not less than four weeks annually.

                  (h) An Officers and Directors Indemnity Agreement, substantially in the form attached hereto as Exhibit C.

         3.9 Withholding. Any and all amounts payable under this Agreement, including, without limitation, amounts payable under this Article III and
Article VII, are subject to withholding for such federal, state and local taxes as the Company, in its reasonable judgment, determines to be required pursuant to any applicable law, rule or regulation.

                                   ARTICLE IV

                   Working Facilities, Expenses and Insurance

         Working Facilities and Expenses. Employee shall be furnished with an office at the principal executive offices of the Company, and at such other location as agreed to by Employee and the Company, and other working facilities and secretarial and other assistance suitable to his position and reasonably required for the performance of his duties hereunder. The Company shall reimburse Employee for all of Employee's reasonable expenses incurred while employed and performing his duties under and in accordance with the terms and conditions of this

         Agreement, subject to Employee's full and appropriate documentation,


         including, without limitation, receipts for all such expenses in the manner required pursuant to Company's policies and procedures and the Internal Revenue Code of 1986, as amended (the "Code") and applicable regulations as are in effect from time to time.

         4.2 Insurance. The Company may secure in its own name or otherwise, and at its own expense, life, disability and other insurance covering Employee or Employee and others, and Employee shall not have any right, title or interest in or to such insurance other than as expressly provided herein. Employee agrees to assist the Company in procuring such insurance by submitting to the usual and customary medical and other examinations to be conducted by such physicians(s) as the Company or such insurance company may designate and by signing such applications and other written instruments as may be required by any insurance company to which application is made for such insurance.

                                    ARTICLE V

                              Illness or Incapacity

         5.1 Right to Terminate. If, during the Term of this Agreement, Employee shall be unable to perform in his duties hereunder for a period exceeding nine
(9) consecutive months by reason of illness or incapacity, this Agreement may be terminated by the Company in its sole discretion pursuant to Section 7.2 hereof.

         5.2 Right to Replace. If Employee's illness or incapacity, whether by physical or mental cause, renders him unable for a minimum period of ninety (90) consecutive calendar days to carry out his duties and responsibilities as set forth herein, the Company shall have the right to designate a person to replace Employee temporarily in the capacity described in Article I hereof; provided, however, that if Employee returns to work from such illness or incapacity within the nine (9) month period following his inability due to such illness or incapacity, he shall be entitled to be reinstated in the capacity described in
Article I hereof with all rights, duties and privileges attendant thereto.

         5.3 Rights Prior to Termination. Employee shall be entitled to his full remuneration and benefits hereunder during such illness or incapacity unless and until an election is made by the Company to terminate this Agreement in accordance with the provisions of this Article.

         5.4 Determination of Illness or Incapacity. For purposes of this
Article V, the term "illness or incapacity" shall mean Employee's inability to substantially perform his duties hereunder

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due to physical or mental illness as determined by the Board of Directors, based upon medical documentation of same.

                                   ARTICLE VI

                                 Confidentiality


         6.1 Confidentiality. During the Term of this Agreement and thereafter,


Employee agrees to maintain the confidential nature of the Company's trade secrets, including, without limitation, development ideas, acquisition strategies and plans, financial information, records, "know-how", methods of doing business, customer, supplier and distributor lists and all other confidential information of the Company. Employee shall not use (other than in connection with his employment), in any way whatsoever, such trade secrets except as authorized in writing by the Company. Employee shall, upon the termination of his employment, deliver to the Company any and all records, books, documents or any other materials whatsoever (including all copies thereof) containing such trade secrets, which shall be and remain the property of the Company.

         6.2 Non-Removal of Records. All documents, papers, materials, notes, books, correspondence, drawings and other written and graphic records relating to the Business of the Company which Employee shall prepare or use, or come into contact with, shall be and remain the sole property of the Company and, effective immediately upon the termination of the Employee's employment with the Company for any reason, shall not be removed from the Company's premises without the Company's prior written consent.

                                   ARTICLE VII

                                   Termination

         7.1 Termination For Cause. This Agreement and the employment of Employee may be terminated by the Company "For Cause" in any of the following circumstances:


                  (a) Employee has committed any fraud, misappropriation or similar act against the Company;

                  (b) Employee has been proven to have engaged in illegal activities which, individually, or in the aggregate, have a material adverse effect on the Company.

                  A Termination For Cause under this Section 7.1 shall be effective upon the date set forth in a written notice of termination delivered to Employee and removal of Employee's liability for any obligation of the Company or guaranty of any Company obligation, whether such Company obligation is non-contingent or contingent.

         7.2 Termination Without Cause. This Agreement and the employment of the Employee may be terminated "Without Cause" as follows:

                  (a) By mutual agreement of the parties hereto, provided Employee's liability for any obligation of the Company or guaranty of any Company obligation, whether such Company obligation is non-contingent or

                                      -8-
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                           contingent, has been removed; or



                  (b)      Upon Employee's death.

                  A Termination Without Cause under Section 7.2(a) hereof shall be effective upon the date set forth in a written notice of termination delivered hereunder, which shall be not less than ninety (90) days after the giving of such notice. A Termination Without Cause under Section 7.2 (d) hereof shall be automatically effective upon the date of death of the Employee.

         7.3 Effect of Termination For Cause. If Employee's employment is terminated For Cause:

                  (a) Employee shall be entitled to accrued base salary under Section 3.1 through the date of termination;

                  (b) Employee shall be entitled to reimbursement for expenses accrued through the date of termination in accordance with the provisions of Section 4.1 hereof; and

                  (c) Employee shall be entitled to any commissions on acquisitions or agreements for acquisitions entered into prior to termination, whether such acquisitions are consummated or are to be consummated after the date effective termination date.

         7.4 Effect of Termination Without Cause. If Employee's employment is terminated Without Cause:

                  (a)      Employee shall be entitled to compensation under
                           Section 3 through the date of termination;

                  (b) Employee shall be entitled to reimbursement for expenses accrued through the date of termination in accordance with the provisions of Section 4.1 hereof;

                  (c) Employee shall be entitled to receive a one-time, lump sum severance payment equal to two and nine point nine-tenths (2.99) times the total amount of the annual base salary payable under Section 3.1 hereof, which amount shall be paid upon termination;

                  (d) Employee shall be entitled to receive all benefits as would have been awarded under Section 3.8 hereof through the Scheduled Termination Date, which benefits shall be awarded as and when the same would have been awarded under the Agreement had it not been terminated;

                  (e) Employee shall be entitled to any commissions on acquisitions or agreements for acquisitions entered into prior to termination, whether such acquisitions are consummated or are to be consummated after the date effective termination date; and



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                  (e)      Except as provided in Article XI, this Agreement
                           shall thereupon be of no further force or effect.

         7.5 Termination Upon Change of Control. Upon a "Change of Control" (as such term is defined in Section 7.6 hereof) of the Company during the Term hereof, Employee may, at his sole discretion, declare this Agreement terminated and receive a one-time, lump sum severance payment equal to two and ninety-nine hundreds (2.99) times the total amount of the annual base salary payable under the terms of Section 3.1 of this Agreement upon the date of such Change of Control, if within three (3) years of the Change of Control:

                  (a) Employee's employment hereunder is terminated prior to the Scheduled Termination Date Without Cause; or

                  (b) Employee elects to terminate his employment with the Company in the event (i) he is removed from the office of President and Chief Executive Officer of the Company or (ii) the Company fails to afford Employee the power and authority generally commensurate with the position of President and Chief Executive Officer or (iii) the Company requires Employee to relocate his residence; and

                  (c) Employee's liability for any obligation of the Company or guaranty of any Company obligation, whether such Company obligation is non-contingent or contingent, has been removed.

         7.6 Change of Control. For purposes of Section 7.5 of this Agreement, a Change of Control shall be deemed to have occurred in the event of:

                  (a) The acquisition by any person or entity, or group thereof acting in concert, of "beneficial" ownership (as such term is defined in Securities and Exchange Commission ("SEC") Rule 13d-3 under the Securities Exchange Act of 1934, as amended) (the "Exchange Act"), of securities of the Company which, together with securities previously owned, confer upon such person, entity or group the voting power, on any matters brought to a vote of shareholders, of twenty five percent (25%) or more of the then outstanding shares of capital stock of the Company; or

                  (b) The sale, assignment or transfer of assets of the Company or any subsidiary or subsidiaries, in a transaction or series of transactions, if the aggregate consideration received or to be received by the Company or any such subsidiary in connection with such sale, assignment or transfer is greater than twenty five percent (25%) of the book value,


                           determined by the Company in accordance with generally accepted accounting principles, of the Company's assets determined on a consolidated basis immediately before such transaction or the first of such transactions; or

                  (c) The merger, consolidation, share exchange or reorganization of the Company (or one or more subsidiaries of the Company) as a result of which the holders of all of the shares of capital stock of the Company as a group would receive less than twenty five percent (25%) of the voting power of the capital stock or other interests of the surviving or resulting corporation or entity; or

                  (d) The adoption of a plan of liquidation or the approval of the dissolution of the Company; or

                  (e) The commencement (within the meaning of SEC Rule 14d-2 under the Exchange Act) of a tender or exchange offer which, if successful, would result in a Change of Control of the Company; or

                  (f) A determination by the Board of Directors of the Company, in view of then current circumstances or impending events, that a Change of Control of the Company has occurred or is imminent, which determination shall be made for the specific purpose of triggering the operative provisions of this Agreement.

         7.7 Limitations on Change of Control Compensation. In the event that the lump-sum payment payable to Employee under Section 7.5 hereof ("Severance Benefits"), or any other payments or benefits received or to be received by Employee from the Company (whether payable pursuant to the terms of this Agreement, or any other plan, agreement or arrangement with the Company or any corporation affiliated with the Company within the meaning of Section 1504 of the Code, in the opinion of tax counsel selected by the Company acceptable to Employee, constitute "parachute payments" within the meaning of Section 280G(b)(2) of the Code and the present value of such "parachute payments" equals or exceeds three times the average of the annual compensation payable to Employee by the Company (or an Affiliate) and includable in Employee's gross income for federal income tax purposes for the five (5) calendar years preceding the year in which a change in ownership or control (as hereinafter defined) of the Company occurred ("Base Amount"), such Severance Benefits shall be reduced to an amount the present value of which (when combined with the present value of any other payments or benefits otherwise received or to be received by Employee from the Company (or an Affiliate) that are deemed "parachute payments" is equal to 2.99 times the Base Amount, notwithstanding any other provision to the contrary in this Agreement. The Severance Benefits shall not be reduced if (i) Employee shall have effectively waived his receipt or enjoyment of any such payment or benefit which triggered the applicability of this Section 7.7 or (ii) in the opinion of such tax counsel, the Severance Benefits (in their full amount or as partially reduced, as the case may be) plus all other payments or benefits which constitute "parachute payments" within the meaning of Section 280G(b)(2) of the Code are reasonable compensation for the services actually rendered, within the meaning of Section 280G(b)(4) of the Code and such payments are deductible by the Company. The Base Amount shall include every type and form of compensation includable in Employee's gross income in respect of his employment by the Company (or an Affiliate), except to the extent otherwise provided in temporary or final regulations promulgated under Section 280G(b) of the Code. For purposes of this Section 7.7, a "change in ownership or control" shall have the meaning set forth in Section 280G(b) of the Code and any temporary or final regulations promulgated thereunder. The present value of any non-cash benefit or any deferred cash payment shall be determined by the Company's independent auditors in accordance with the principles of Section 280G of the Code.

         Employee shall have the right to request that the Company obtain a ruling from the Internal Revenue Service ("IRS") as to whether any or all payments or benefits determined by such tax counsel are, in the view of the IRS, "parachute payments" under Section 280G. If a ruling is sought pursuant to Employee's request, no Severance Benefits payable under this Agreement in excess of the Section 280G limitations shall be made to Employee until after fifteen (15) days from the date of such ruling, however, Severance Benefits shall continue to be paid during the time up to the amount of that limitation. For purposes of this Section 7.7, Employee and the Company shall agree to be bound by the IRS's ruling as to whether payments constitute "parachute payments" under Section 280G. If the IRS declines, for any reason, to provide the ruling requested, the tax counsel's opinion provided with respect to what payments or benefits constitute "parachute payments" shall control and the period during which the Severance Benefits may be deferred shall be extended to a date fifteen (15) days from the date of the IRS's notice indicating that no ruling would be forthcoming.

                  In the event that Section 280G, or any successor statute is repealed, this Section 7.7 shall cease to be effective on the effective date of such repeal. The parties to this Agreement recognize that final regulations under Section 280G of the Code may affect the amounts that may be paid under this Agreement and agree that, upon issuance of such final regulations, this Agreement may be modified as in good faith deemed necessary in light of the provisions of such regulations to achieve the purposes of this Agreement, and that consent to such modification shall not be unreasonably withheld.

                                 ARTICLE VIII

                      Non-Competition and Non-Interference




         8.1 Non-Competition. Employee agrees that during the Term hereof and, in the case of a Termination For Cause, for a period of six (6) months thereafter, Employee will not, directly, indirectly, or as an agent on behalf of or in conjunction with any person, firm, partnership, corporation or other entity, own, manage, control, join, or participate in the ownership, management, operation, or control of, or be financially interested in or advise, lend money to, or be employed by or provide consulting services to, or be connected in any manner with any similar business in which the Company is engaged as of the date of termination and which is located within 50 miles of any Company facility or operation within the United States of America.

         8.2 Non-Interference. Employee agrees that during the Term hereof and, in the case of a Termination For Cause, for a period of six (6) months thereafter, Employee will not, directly, indirectly or as an agent on behalf of or in conjunction with any person, firm, partnership, corporation or other entity, induce or entice any employee of the Company to leave such employment or cause anyone else to do so.

         8.3 Severability. If any covenant or provision contained in Article VIII is determined to be void or unenforceable in whole or in part, it shall not be deemed to affect or impair the validity of any other covenant or provision. If, in any arbitral or judicial proceeding, a tribunal shall refuse to enforce all of the separate covenants deemed included in this Article VIII, then such unenforceable covenants shall be deemed eliminated from the provisions hereof for the purpose of such proceedings to the extent necessary to permit the remaining separate covenants to be enforced in such proceedings.

                                   ARTICLE IX

                                    Remedies

         9.1 Equitable Remedies. Employee and the Company agree that the services to be rendered by Employee pursuant to this Agreement, and the rights and interests granted and the obligations to be performed by Employee to the Company pursuant to this Agreement, are of a special, unique, extraordinary and intellectual character, which gives them a peculiar value, the loss of which cannot be reasonably or adequately compensated in damages in any action at law, and that a breach by Employee of any of the terms of this Agreement will cause the Company great and irreparable injury and damage. Employee hereby expressly agrees that the Company shall be entitled to the remedies of injunction, specific performance and other equitable relief to prevent a breach of Articles VI and VIII of this Agreement, both pendente lite and permanently, against Employee, as such breach would cause irreparable injury to the Company and a remedy at law would be inadequate and insufficient. Therefore, the Company may, in addition to pursuing its other remedies, obtain an injunction from any court having jurisdiction in the matter restraining any further violation.

         9.2 Rights and Remedies Preserved. Nothing in this Agreement except
Section 10.11 shall limit any right or remedy the Company or Employee may have under this Agreement or pursuant to law for any breach of this Agreement by the other party. The rights granted to the parties herein are cumulative and the election of one shall not constitute a waiver of such party's right to assert all other legal remedies available under the circumstances.

                                    ARTICLE X

                                  Miscellaneous

         10.1 No Waivers. The failure of either party to enforce any provision of this Agreement shall not be construed as a waiver of any such provision, nor prevent such party thereafter from enforcing such provision or any other provision of this Agreement.

         10.2 Notices. Any notice to be given to the Company and Employee under the terms of this Agreement may be delivered personally, by telecopy, telex or other form of written electronic transmission, or by registered or certified mail, postage prepaid, and shall be addressed as follows:

         If to the Company:         United Petroleum Corporation
                                    4867 North Broadway
                                    Knoxville, Tennessee 37918
                                    Attention:  Secretary
                                    Telephone:  (423) 688-0582
                                    Telecopy:   (423) 688-2266

         If to Employee:            Michael Thomas
                                    4867 North Broadway
                                    Knoxville, Tennessee 37918

         AND a Copy to:             Neal S. Melnick, Esquire
                                    P.O. Box 2681
                                    Knoxville, TN 37917

                                    Telephone:  (423) 525-3900
                                    Telecopy:    (423) 523-2681

Either party may hereafter notify the other in writing of any change in address. Any notice shall be deemed duly given (i) when personally delivered, (ii) when telecopied, telexed or transmitted by other form of written electronic transmission (upon confirmation of receipt) or (iii) on the third day after it is mailed by registered or certified mail, postage prepaid, as provided herein.

          10.3 Severability. The provisions of this Agreement are severable and if any provision of this Agreement shall be held to be invalid or otherwise unenforceable, in whole or in part, the remainder of the provisions, or enforceable parts thereof, shall not be affected thereby.

         10.4 Successors and Assigns. The rights and obligations of the Company under this Agreement shall inure to the benefit of and be binding upon the successors and assigns of the Company, including the survivor upon any merger, consolidation, share exchange or combination of the Company with any other entity. Employee shall not have the right to assign, delegate or otherwise transfer any duty or obligation to be performed by him hereunder to any person or entity.

         10.5 Entire Agreement. This Agreement supersedes all prior and contemporaneous agreements and understandings between the parties hereto, oral or written, and may not be modified or terminated orally. No modification, termination or attempted waiver shall be valid unless in writing, signed by the party against whom such modification, termination or waiver is sought to be enforced. This Agreement was the subject of negotiation by the parties hereto and their counsel. The parties agree that no prior drafts of this Agreement shall be admissible as evidence (whether in any arbitration or court of law) in any proceeding which involves the interpretation of any provisions of this Agreement.

         10.6 Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Tennessee without reference to the conflict of law principles thereof.

         10.7 Section Headings. The section headings contained herein are for the purposes of convenience only and are not intended to define or limit the contents of said sections.

         10.8 Further Assurances. Each party hereto shall cooperate and shall take such further action and shall execute and deliver such further documents as may be reasonably requested by the other party in order to carry out the provisions and purposes of this Agreement.

         10.9 Gender. Whenever the pronouns "he" or "his" are used herein they shall also be deemed to mean "she" or "hers" or "it" or "its" whenever applicable. Words in the singular shall be read and construed as though in the plural and words in the plural shall be read and construed as though in the singular in all cases where they would so apply.

         10.10 Counterparts. This Agreement may be executed in counterparts, all of which taken together shall be deemed one original.

         10.11 Arbitration. The parties hereto agree that any dispute concerning or arising out of the provisions of the Agreement shall be resolved by arbitration in accordance with the rules of the

American Arbitration Association. Such arbitration shall be held in Knoxville, Tennessee and the decision of the arbitrator(s) shall be conclusive and binding on the parties and shall be enforceable in any court of competent jurisdiction. The arbitrator may, in his or her discretion, award attorneys fees and costs to such party as he or she sees fit in rendering his or her decision. Notwithstanding the foregoing, if any dispute arises hereunder as to which the Company desires to exercise any rights or remedies under Section 9.1 hereof, the Company may, in its discretion, in lieu of submitting the matter to arbitration, bring an action thereon in any court of competent jurisdiction in Tennessee, which court may grant any and all relief available in equity or at law. In any such action, the prevailing party shall be entitled to reasonable attorneys fees and costs as may be awarded by the court.

                                   ARTICLE XI

                                    Survival

         11.1 Survival. The provisions of Articles III [3.5(c)],VI, VII, VIII, IX and X, of this Agreement shall survive the termination of this Agreement whether upon, or prior to, the Scheduled Termination Date hereof.

         IN WITNESS WHEREOF, the parties hereto have executed this Employment Agreement as of the date first above written.

ATTEST:                                     UNITED PETROLEUM CORPORATION
                                            A Delaware Corporation,


/s/ Dwight Thomas                          By: /s/ [NAME ILLEGIBLE]
-------------------------------               -------------------------------
Secretary                                  Title: Executive Vice President & CFO

WITNESS:                                    EMPLOYEE

/s/ [NAME ILLEGIBLE]                        /s/ Michael Thomas
-------------------------------             ------------------------------
                                            MICHAEL THOMAS

                                  EXHIBIT A



TO BE SUPPLIED

--------------------------------------------------------------------------------





--------------------------------------------------------------------------------

                                  EXHIBIT B

                  ASSIGNMENT OF OVERRIDING ROYALTY INTEREST

THE STATE OF TENNESSEE)

                      ) KNOW ALL MEN BY THESE PRESENTS, That:

COUNTY OF KNOX        )

        United Petroleum Corporation, a Delaware corporation, with offices and place of business at 4867 North Broadway, Knoxville, Tennessee (herein call "Assignor"), in consideration of One Hundred Dollars ($100.00) and other good and valuable consideration paid by Michael F. Thomas, whose address is 4867 North Broadway, Knoxville, Tennessee (herein called "Assignee"), the receipt and sufficiency of which are hereby acknowledged, effective as of the Effective Date and subject to the provisions hereof, has GRANTED, BARGAINED, SOLD, TRANSFERRED, ASSIGNED and CONVEYED, and by these presents does GRANT, BARGAIN, SELL, TRANSFER, ASSIGN, and CONVEY, unto Assignee an overriding royalty interest equal to an undivided one and one-half percent (1.5%) of all of the oil, gas casinghead gas and other hydrocarbon substances in, under and that may be produced, saved and sold pursuant to and under the terms and provisions of the oil and gas lease or leases described in Exhibit (A) attached hereto and made a part hereof, as such lease or leases may be amended, extended and/or ratified (herein called "the Leases", whether one or more, and inclusive of all amendments thereto and extensions and ratifications thereof), and from the lands covered by the Leases.

        The overriding royalty interest assigned hereby shall be delivered to Assignee free and clear of all costs and expenses of every kind or character saving and except gross production, pipe line, severance, ad valorem, windfall profits, excise, sales and other taxes, whether similar or dissimilar, which are assessed or levied against or are otherwise applicable to said interest or the production attributable thereto.

        In the event any of the Leases covers less than the full mineral interest in the lands described therein, or any portion thereof, then the overriding royalty interest assigned hereby shall be proportionately reduced and shall be payable to Assignee in the proportion that the mineral ownership of the lessor in the lands covered by such of the Leases bears to the full mineral ownership in such lands. In the event Assignor owns the title to less than the full interest in any or all of the Leases, then the overriding royalty interest assigned hereby in such lease or leases shall be proportionately reduced and shall be payable to Assignee in the proportion that the interest owned by Assignor in such lease or leases bears to the full leasehold ownership in such lease or leases.

        In the event the interest of Assignor in the Leases or any of them, is subject to increase or decrease upon the occurrence of payout or other event under the terms of the Leases or any farmount agreement or other agreement to which such interest was subject at the time Assignor acquired its interest therein, the overriding royalty interest assigned herein shall be proportionately increased or decreased (as the case may be) effective as of the date such interest is increased or decreased (as the case may be) and such overriding royalty interest shall thereafter be payable to Assignee in the proportion that the interest thereafter owned by Assignor in such lease or leases bears to the full leasehold ownership in such lease or leases.

        In the event Assignor owns the title to less than the full interest in any of the Leases and Assignor, its successors or assigns, hereafter acquires an additional interest therein, the overriding royalty interest assigned hereby shall be applicable to the additional leasehold interest so acquired by Assignor, its successors and assigns. In the event any of the Leases covers less than the full mineral interest in all or any portion of the lands covered thereby and such lease hereafter covers and additional mineral interest not presently covered thereby because title thereto is cured or such additional mineral interest otherwise becomes subject to said lease, the overriding royalty interest assigned hereby and applicable to such lease shall be proportionately increased effective as of the date such additional mineral interest becomes subject to such lease, and such overriding royalty interest shall thereafter be payable to Assignee in the proportion that the mineral ownership of the lessor in the lands covered by such lease as of such date bears to the full mineral ownership in such lands.

        Assignee agrees that Assignor, its successors and assigns, shall have the right and power without the joinder or consent of Assignee to pool or unitize the overriding royalty interest assigned hereby in the same manner and to the same extent as the royalty interest reserved by the lessor in the Lease may be pooled or unitized, whether pursuant to the provisions of the Leases, by operation or action of law or governmental authority, or pursuant to the provisions of any supplemental written agreement or amendment of the Leases. In the event of such pooling or unitization, Assignee shall receive in lieu of the overriding royalty interest assigned hereby on production from any such unit only the proportion of such overriding royalty interest as the acreage subject to said overriding royalty interest and included in the unit bears to the total acreage included in the particular unit involved.

        Assignee agrees that nothing contained herein shall impose upon Assignor, its successors and assigns, any duty or obligation, either express or implied, to maintain the Leases in force and effect by the payment of delay rentals or shut-in royalties, the drilling of wells or otherwise, the overriding royalty interest assigned hereby being due and payable out of production if, as and when production is obtained, saved and sold from the lands covered by the Leases or lands pooled therewith.

        The overriding royalty interest assigned hereby shall be paid or delivered to Assignee in the same manner, by the same method, at the same time and under the same conditions as is provided for the payment or delivery of royalty to the lessor under the terms of such of the Leases under which production is obtained, saved and sold; provided, however, such overriding royalty interest shall never bear, either directly or indirectly, any costs or expenses to treat, store, gather, dehydrate, compress, pipe, transport, truck or otherwise market or transport such production.

        The overriding royalty interest assigned hereby shall be applicable to any and all extensions, modifications, ratifications, renewals, and/or top leases of the Leases which cover or pertain to all or any part of the same lands covered by the lease extended, modified, ratified, renewed or top-leased, which are taken, obtained or acquired by Assignor, its successors or assigns, within one year from the expiration, termination or cancellation date of the lease so extended, modified, ratified, renewed or top-leased. The overriding royalty interest assigned hereby shall also be applicable to any new leases which cover or pertain to all or any portion of the same lands covered by any of the Leases, which are taken, obtained or acquired by Assignor, its successors or assigns, within one year from the expiration, termination or cancellation date of the lease that covered or pertained to all or a portion of the lands covered by the new lease.

        The overriding royalty interest assigned hereby shall not be applicable to the production of oil, gas and other hydrocarbons produced from a well drilled and completed on lands covered by the Leases prior to the Effective Date or to a well which was being drilled on such lands on the Effective Date provided that if any such well is plugged and abandoned and Assignor or the successors or assignees of Assignor thereafter reenters such well and completes the same, the overriding royalty interest shall be applicable thereto in the same manner and to the same extend as if the well had not been drilled or drilling on or prior to the Effective Date.

        TO HAVE AND TO HOLD the overriding royalty interest assigned hereby unto Assignee, his heirs, personal representatives, successors and assigns, subject to the terms and provisions hereof and of the Leases. Assignor binds itself, its successors and assigns to warrant and forever defend, all and singular, said overriding royalty interest unto Assignee, his heirs, personal representatives, successors and assigns, against every person and entity whomsoever lawfully claiming or to claim the same or any part thereof, by, through or under Assignor, but not otherwise.

EXECUTED this _____ day of ________________, 19_____, effective as of the ____
day of ______________, 19_____ (the "Effective Date").



                                          United Petroleum Corporation


                                          By:     /s/ Michael F. Thomas

                                                 -----------------------------

                                          Name:  Michael F. Thomas
                                                 -----------------------------

                                          Title: President
                                                 -----------------------------



                                          /s/ Michael F. Thomas
                                          ------------------------------------

                                          Address: ---------------------------

                                                   ---------------------------


THE STATE OF TENNESSEE)

COUNTY OF KNOX)


     This instrument was acknowledged on this the 18 day of September, 1996, by Michael F. Thomas, President of United Petroleum Corporation, a Delaware Corp., on behalf of said Corporation.

                                      /s/Lynn Lench Majeis
                                      ----------------------------
                                      NOTARY PUBLIC IN AND FOR
                                      THE STATE OF TENNESSEE


                                      Lynn Lench Majeis
                                      ----------------------------
                                      (Printed Name of Notary)


My Commission Expires

March 20, 1997
---------------------